UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Abpro Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important reminder to vote your shares

Dear Abpro Holdings, Inc. Stockholders:

Abpro Holdings, Inc. 2025 Annual Meeting of Stockholders is September 18, 2025. You are receiving this reminder because your votes were not yet processed at the time that this letter was sent. If you have already voted, we would like to thank you for your vote.

We urge you to vote your shares now, even if you plan to attend the virtual meeting, so your vote can be tabulated prior to the meeting.

Your vote is important. The fastest and easiest way to vote is by telephone or online. Instructions to vote your shares by either telephone or online are enclosed with this letter. Please note that if you own shares of Abpro Holdings, Inc. stock in multiple accounts, you may receive multiple emails that are not duplicates. Please be sure to vote all your accounts of Abpro Holdings, Inc. shares.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Sodali & Co at 1-888-777- 2094.

Thank you for your investment in Abpro Holdings and for taking the time to vote your shares.

Sincerely,

Abpro Holdings, Inc.